                                     SCHEDULE 14A
                                    (RULE 14A-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          BROTHERS GOURMET COFFEES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            BROTHERS GOURMET COFFEES, INC.
                                   2255 GLADES ROAD
                                      SUITE 100E
                              BOCA RATON, FLORIDA 33431

                                 -------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON THURSDAY, MAY 15, 1997

                                 -------------------

To the Stockholders of Brothers Gourmet Coffees, Inc.:

         The 1997 Annual Meeting of Stockholders (the "Meeting") of Brothers Gourmet Coffees, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 1997, starting at 10:00 a.m., Eastern Daylight Time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida 33441, for the following purposes:

         1. To elect all directors to hold office until the Annual Meeting of Stockholders in 1998 and until their respective successors are duly elected and qualified;

         2. To consider and act upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase the aggregate number of shares of stock the Company shall have authority to issue to 37,000,000 and to increase the authorized number of shares of Common Stock, par value $.0001 per share, of the Company to 25,000,000; and

         3. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board of Directors of the Company (the "Board") has fixed the close of business on Tuesday, April 1, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available, upon written demand, for examination during normal business hours by any stockholder of the Company, for any purpose germane to the Meeting, for a period of ten (10) days prior to the Meeting at the Company's Boca Raton, Florida, offices. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 27, 1996, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to stockholders on or about Tuesday, April 8, 1997.

         The enclosed proxy is solicited by the Board. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

         THE MEMBERS OF THE BOARD URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WILL BE ADMITTED TO THE MEETING ONLY UPON PRESENTATION OF PROOF OF STOCK OWNERSHIP, WHICH MAY INCLUDE A CURRENT BROKERAGE STATEMENT OR A LETTER FROM THEIR BANK OR BROKER. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                       By Order of the Board of Directors of
                                       Brothers Gourmet Coffees, Inc.,


                                       JOHN L. RUPPERT
                                       SECRETARY

Boca Raton, Florida
April 8, 1997

                        BROTHERS GOURMET COFFEES, INC.
                               2255 GLADES ROAD
                                  SUITE 100E
                          BOCA RATON, FLORIDA 33431
                             ___________________

                             PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, MAY 15, 1997
                             ___________________


                             GENERAL INFORMATION


              This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of record of Brothers Gourmet Coffees, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments or postponements thereof, the "Meeting") which is scheduled to be held on Thursday, May 15, 1997, starting at 10:00 a.m., Eastern Daylight Time, at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida 33441, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, the Notice, the Annual Report to Stockholders for the fiscal year ended December 27, 1996 (the "Annual Report") and the enclosed proxy card are first being mailed to stockholders on or about April 8, 1997. The Annual Report is not to be considered part of the Company's proxy solicitation materials.

              At the Meeting, stockholders will be asked to (i) elect six directors of the Company to serve until the Annual Meeting of Stockholders in 1998 and until their successors are duly elected and qualified, (ii) approve an amendment to the Restated Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") to 25,000,000 (the "Certificate Amendment," as defined below), and (iii) transact such other business as may properly come before the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock, present or represented at the Meeting and constituting a quorum is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and representing a quorum is required for the approval of all other matters presented to the stockholders at the Meeting. THE BOARD RECOMMENDS A VOTE "FOR" (1) THE ELECTION OF THE SIX NOMINEES FOR DIRECTORS OF THE COMPANY LISTED BELOW AND (2) APPROVAL OF THE CERTIFICATE AMENDMENT.

              The Board knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" (1) the nominees of the Board for election as directors and
(2) the Certificate Amendment.

              Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

           VOTING SECURITIES, VOTING RIGHTS AND SECURITY OWNERSHIP


VOTING SECURITIES AND VOTING RIGHTS

              The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on Tuesday, April 1, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 10,362,605 shares of Common Stock outstanding and entitled to vote at the Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights.

              All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted in favor of (i.e., "FOR") (a) the six nominees (as listed below) for election as directors of the Company and (b) the Certificate Amendment. Abstentions will be counted as shares present for quorum purposes but otherwise will be counted as a vote against (or as non-vote with respect to) the applicable proposal. Broker non-votes will be counted as shares present for quorum purposes, but otherwise will not count for determining a quorum or in determining whether a matter has been approved. Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy or (iii) submitting a duly executed proxy bearing a later date.

              The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and employees of the Company or its subsidiaries may solicit proxies by written communication, telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.


PRINCIPAL STOCKHOLDERS

              The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 1997, by (i) each person (or group of affiliated persons) known by the

Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each Named Executive Officer (as defined in the Section entitled "EXECUTIVE COMPENSATION -- SUMMARY COMPENSATION TABLE") and (iv) all directors and executive officers as a group.

=============================================================================
                                                      Number of
Name and Address of Beneficial Owner (1)               Shares(2)   Percent(2)
-----------------------------------------------------------------------------
Whitney Subordinated Debt Fund, L.P.(3)(4)             1,041,852      9.14%
-----------------------------------------------------------------------------
Rashed Abdul Rahman Al-Rashed & Sons Company (5)       1,032,585      9.96%
-----------------------------------------------------------------------------
First Union Corporation (6)                              839,332      7.49%
-----------------------------------------------------------------------------
Whitney 1990 Equity Fund, L.P. (3)(7)                    697,131.5    6.70%
-----------------------------------------------------------------------------
J.H. Whitney & Co. (3)(8)                                174,283.5    1.68%
-----------------------------------------------------------------------------
Elias F. Aburdene (9)                                      6,000      0.06%
-----------------------------------------------------------------------------
J.P. Bolduc (10)                                         389,667      3.74%
-----------------------------------------------------------------------------
Donald D. Breen (11)                                     108,150      1.03%
-----------------------------------------------------------------------------
Peter M. Castleman (3)(12)                             1,914,517     16.73%
-----------------------------------------------------------------------------
James J. Moore, Jr. (13)                                   7,500      0.07%
-----------------------------------------------------------------------------
Ray E. Newton, III (3)(14)                             1,913,267     16.72%
-----------------------------------------------------------------------------
Raymond B. Rudy (15)                                           0      0.00%
-----------------------------------------------------------------------------
Barry Bilmes (16)                                          6,000      0.06%
-----------------------------------------------------------------------------
Daniel Bruni (17)                                          5,000      0.05%
-----------------------------------------------------------------------------
Terry M. Olson (18)                                       80,000      0.77%
-----------------------------------------------------------------------------
Linda Pennington (19)                                      5,000      0.05%
-----------------------------------------------------------------------------
James J. Falbo (20)                                            0      0.00%
-----------------------------------------------------------------------------
David B. Vermylen (21)                                         0      0.00%
-----------------------------------------------------------------------------
All Officers and Directors as a Group (11 persons)     4,430,101     39.28%
=============================================================================

_______________

(1) Unless otherwise indicated, the address of each of the persons named above is c/o Brothers Gourmet Coffees, Inc., 2255 Glades Road, Suite 100E, Boca Raton, Florida 33431.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's number of shares is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Proxy Statement have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such exercisable options and warrants of that person only. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) The business address of Whitney Subordinated Debt Fund, L.P. ("Whitney Debt Fund"), Whitney 1990 Equity Fund, L.P. ("Whitney Equity Fund"), J.
     H. Whitney & Co. ("Whitney"), Peter M. Castleman and Ray E. Newton, III is c/o J.H. Whitney & Co., 177 Broad Street, 15th Floor, Stamford, Connecticut 06901. Whitney, the Whitney Equity Fund and the Whitney Debt Fund are limited partnerships in which Peter Castleman and Ray Newton,
     III, directors of the Company, are general partners.   Accordingly,
     Messrs. Castleman and Newton may be deemed to be beneficial owners of the shares owned by such partnerships.

(4) Consisting of a (a) 10,431 shares of Common Stock and (b) a warrant, which is immediately exercisable, to acquire 1,031,421 shares of Common Stock on or before December 30, 2002 at a price of $8.67 per share. The Whitney Debt Fund disclaims beneficial ownership of any shares owned by Whitney, the Whitney Equity Fund, Mr. Castleman and/or Mr. Newton.

(5) According to Amendment No. 1 to a statement on Schedule 13G filed by Rashed Abdul Rahman Al-Rashed & Sons Company with the SEC on February 8, 1995. The business address of such person is P.O. Box 550, Riyadh, Saudi Arabia 11421.

(6) Represents shares of non-voting Class B Common Stock which are convertible into shares of Common Stock ("Class B Common Stock"). The business address of First Union is One First Union Center, 301 South College Street, Charlotte, North Carolina 28288.

(7) Consisting of (a) 655,681 shares of Common Stock and (b) a warrant, which is immediately exercisable, to acquire an additional 41,450.5 shares of Common Stock at an exercise price of $3.88 per share. The Whitney Equity Fund disclaims beneficial ownership of any shares owned by Whitney, the Whitney Debt Fund, Mr. Castleman and Mr. Newton.

(8) Consisting of (a) 163,921 shares of Common Stock and (b) a warrant, which is immediately exercisable, to acquire an additional 10,362.5 shares of Common Stock at an exercise price of $3.88 per share. Whitney disclaims beneficial ownership of any shares owned by the Whitney Equity Fund, the Whitney Debt Fund, Mr. Castleman and Mr. Newton.

(9) Includes (a) 1,000 shares of Common Stock and (b) 5,000 shares of Common Stock (at an exercise price of $3.375 per share) issuable upon the exercise of a stock option. Does not include 20,000 shares of Common Stock which are issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(10) Includes (a) 332,854 shares of Common Stock, (b) 5,000 shares of Common Stock (at an exercise price of $3.375 per share) issuable upon the exercise of a stock option and (c) a warrant, which is immediately exercisable, to acquire an additional 51,813 shares of Common Stock at an exercise price of $3.88 per share. Does not include (a) 20,000 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof and (b) 26,568 shares owned by trusts for the benefit of relatives of Mr. Bolduc. Mr. Bolduc has neither voting nor investment power with respect to securities held by the trust, and, accordingly, disclaims beneficial ownership of such securities.

(11) Includes (a) 8,150 shares of Common Stock and (b) 100,000 shares of Common Stock (at an exercise price of $3.75 per share) issuable upon the exercise of stock options. Does not include (a) 75,000 shares of Common Stock issuable upon the exercise of stock options that are not earned or exercisable within 60 days of the date hereof and (b) 12,000 shares of Common Stock owned by family members and a retirement account for the benefit of a relative of Mr. Breen over which Mr. Breen holds a power-of-attorney (Mr. Breen disclaims beneficial ownership of such securities).

(12) Includes (a) 1,250 shares of Common Stock and (b) all of the shares of Common Stock owned directly and indirectly by Whitney, Whitney Equity Fund and Whitney Debt Fund. Mr. Castleman disclaims beneficial ownership of the securities owned by Whitney, Whitney Equity Fund and Whitney Debt Fund. Does not include 10,000 shares of Common Stock owned by an estate of which Mr. Castleman is executor (and for which Mr. Castleman also disclaims beneficial ownership).

(13) Does not include 20,000 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(14) Includes all of the shares of Common Stock owned directly and indirectly by Whitney, Whitney Equity Fund and Whitney Debt Fund. Mr. Newton disclaims beneficial ownership of the securities owned by Whitney, Whitney Equity Fund and Whitney Debt Fund.

(15) Does not include 18,380 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(16) Includes (a) 1,000 shares of Common Stock and (b) 5,000 shares of Common Stock (at an exercise price of $3.625 per share) issuable upon the exercise of a stock option. Does not include 20,000 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(17) Includes 5,000 shares of Common Stock (at an exercise price of $3.625 per share) issuable upon the exercise of a stock option. Does not include 20,000 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(18) Includes (a) 5,000 shares of Common Stock and (b) 75,000 shares of Common Stock (at an exercise price of $3.75 per share) issuable upon the exercise of stock options.

(19) Includes 5,000 shares of Common Stock (at an exercise price of $3.56 per share) issuable upon the exercise of a stock option. Does not include 20,000 shares of Common Stock issuable upon the exercise of stock options that are not exercisable within 60 days of the date hereof.

(20) None.

(21) None. Mr. Vermylen resigned from the Company effective as of January 26, 1996.

                                ELECTION OF DIRECTORS


NOMINEES FOR ELECTION AS DIRECTORS

         At the Meeting, the stockholders will elect all directors to hold office until the Annual Meeting of Stockholders in 1998 and until their respective successors are duly elected and qualified. The nominees of the Board for election as directors are Elias F. Aburdene, J.P. Bolduc, Donald D. Breen, James L. Moore, Jr., Ray E. Newton, III, Raymond B. Rudy. Mr. Castleman has decided not to stand for re-election at the Meeting. The Board believes that all of the nominees are willing to serve as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated, the persons named in the enclosed proxy or other substitutes will have discretion and authority to vote for or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by properly executed proxies will be voted "FOR" the election of all nominees.

         The nominees for election as directors, together with certain information about them, are as follows:

==============================================================================
Name                            Age   Since    Position(s) with the Company
------------------------------------------------------------------------------
Elias F. Aburdene (2)(3)(5)(6)   44   1993     Director
------------------------------------------------------------------------------
J.P. Bolduc (1)(2)(3)(5)         56   1990     Director
------------------------------------------------------------------------------
Donald D. Breen (2)(4)(5)(6)(7)  38   1996     President, Chief Executive
                                               Officer, Chief Financial
                                               Officer, Treasurer and Director
                                      1994-    Executive Vice President
                                      1996
------------------------------------------------------------------------------
James L. Moore, Jr. (1)(4)       54   1997     Director
------------------------------------------------------------------------------
Ray E. Newton, III (1)(2)(5)     33   1992     Director
------------------------------------------------------------------------------
Raymond B. Rudy (3)(4)           66   1997     Director
==============================================================================
-------------------
(1) Member of the Audit and Finance Committee.

(2) Member of the Executive Committee.

(3) Member of the Compensation Committee.

(4) Member of the Operating Committee.

(5) Member of the Nominating Committee.

(6) Member of the Special Committee.

(7) In connection with his appointment as President and Chief Executive Officer, Mr. Breen resigned his position as Executive Vice President; however, Mr. Breen continues to serve as Chief Financial Officer and Treasurer.


PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS HELD BY THE NOMINEES FOR DIRECTOR

         ELIAS F. ABURDENE has been a director of the Company since November 1993. Mr. Aburdene is currently the President of Rock Creek Corporation, an investment company, Aburdene & Associates, Inc., an investment management and administration firm, and Morgan Capital & Energy Corp., an investment holding company, and an advisor and director of Franklin National Bank, a commercial bank headquartered in Washington, D.C.. Prior to joining Rock Creek in August 1996, Mr. Aburdene served as Managing Director - International and a director of Palmer National Bancorp, Inc., a position he assumed in July 1991. Prior thereto, he served as Executive Vice President of Fairbanks Management Corporation from June 1986 to January 1991.

         J.P. BOLDUC has been a director of the Company since 1990.  Since
March 1995, Mr. Bolduc has served as Chairman and Chief Executive Officer of JPB Enterprises, Inc., a diversified holding company with interests in the food, beverage, real estate, retail and manufacturing industries. From January 1993 to March 1995, Mr. Bolduc served as President, Chief Executive Officer and a director of W.R. Grace & Co., Inc., a publicly traded company ("W.R. Grace"). From August 1990 to December 1992, Mr. Bolduc served as President and Chief Operating Officer of W.R. Grace. Mr. Bolduc serves as a director of Sundstrand Corporation, Unisys Corporation, Marshall & Ilsley Corporation, Newmont Mining Corporation and Proudfoot, PLC.

         DONALD D. BREEN has been (a) President, Chief Executive Officer and a director of the Company since January 1996 and (b) Chief Financial Officer and Treasurer since January 1995. From January 1995 until January 1996, Mr. Breen served as Executive Vice President of the Company. Prior to January 1995, Mr. Breen was Finance Director of Adolph Coors Company, a publicly traded beer brewing company ("ACC"), from 1990 to 1994. From 1993 to 1994, Mr. Breen served as Assistant Secretary of ACC and Assistant Treasurer of Coors Brewing Company, a wholly-owned subsidiary of ACC. From 1988 to 1990, Mr. Breen was Investment Manager for the Coors Retirement Plan Trusts at ACC.

         JAMES L. MOORE, JR., has been a director of the Company since January 1997. Since 1987, Mr. Moore has served as President and Chief Operating Officer of Coca Cola Bottling Co. Consolidated, a soft drink bottling and distribution company. Mr. Moore also serves as a director of Coca Cola Bottling Co. Consolidated and Park Meridian Bank.

         RAY E. NEWTON, III has been a director of the Company since December 1992. Mr. Newton joined Whitney in 1990, where he is a General Partner. Prior to joining Whitney, Mr. Newton was employed by Morgan Stanley & Co. Incorporated in New York, New York where Mr. Newton was with the Merchant Banking Group.
Mr. Newton is also a director of The Northface, Inc.

         RAYMOND B. RUDY has been a director of the Company since February 1997. Since July 1995, Mr. Rudy has served as a partner and managing director of J. W. Childs Associates, L.P., an investment limited partnership. From 1989 through June 1995, Mr. Rudy served as an independent director and management advisor to RBR Consulting, a Greenwich, Connecticut-based consulting firm. Prior to joining RBR, Mr. Rudy held several executive positions with companies engaged in the food and consumer products industries such as Procter & Gamble, Hunt Wesson, General Foods, Arnold Foods and Snapple Beverage.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board has five standing committees, the Audit and Finance Committee, the Compensation Committee, the Executive Committee, the Nominating Committee and the Operating Committee. From March 1996 through May 1996, the Company also had one Special Committee.

         The Executive Committee, which held no (0) meetings in fiscal year 1996, consists of Messrs. Aburdene (who joined the Executive Committee in February 1996), Bolduc, Breen (who joined the Executive Committee in
February 1996) and Newton (who joined the Executive Committee in February 1997 following Mr. Castleman's resignation from the Executive Committee). The Executive Committee is empowered to exercise all of the powers of the Board between meetings of the Board, except for certain powers reserved by law or the Company's bylaws to the Board or the stockholders.

         The Audit and Finance Committee, which held two (2) meetings in fiscal year 1996, consists of Messrs. Bolduc (who joined the Audit and Finance Committee in February 1997 following Mr. Aburdene's resignation from the Audit and Finance Committee) and Moore (who joined the Audit and Finance Committee in February 1997). The functions of the Audit and Finance Committee generally include reviewing, with the Company's independent auditors, the scope and results of their engagement, reviewing the scope and results of the Company's internal audit function and reviewing the adequacy of the Company's management information systems, internal accounting controls and accounting policies and practices.

         The Compensation Committee, which held two (2) meetings in fiscal year 1995, consists of Messrs. Bolduc, Aburdene (who joined the Compensation Committee in February 1997 following Mr. Castleman's resignation from the Compensation Committee) and Rudy (who joined the Compensation Committee in February 1997). The function of the Compensation Committee is to review and approve all Company compensation matters.

         The Operating Committee, which was formed in February 1997, consists of Messrs. Breen, Moore and Rudy. The function of the Operating Committee is to review significant operational matters pertaining to the Company, to provide guidance regarding operational matters to the Company's senior management team and to provide other operational assistance to the Company's senior management team, when and as requested.

         The Nominating Committee, which was formed in August 1996, held two meetings (2) in fiscal year 1996. The Nominating consists of Mr. Breen and at least two non-employee directors of the Company, based on the availability from time to time of such non-employee directors to interview potential director candidates. During fiscal year 1996, Messrs. Aburdene, Bolduc, Castleman and Newton each served on the Nominating Committee at specific times. The functions of the Nominating Committee generally include interviewing potential director candidates, recommending candidates for admission to the Board and, when so requested by the Board, recommending to the full Board the slate of directors for re-election at each annual meeting of stockholders.

         A special committee was formed in March 1996 and remained in existence through May 1996. The members of the Special Committee were Messrs. Breen and Aburdene. The Special Committee held one (1) meeting in fiscal year 1996. The function of the Special Committee was to review the terms of the New Credit Facility and to negotiate the terms of the New Credit Facility and the Credit Support Facility with the Providers thereof. See the Section entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below.

         Mr. Vermylen left the Board in January 1996. Mr. Breen joined the Board in January 1996. Mr. Sam Boyer left the Board in February 1996. Mr. Moore joined the Board in January 1997. Mr. Rudy joined the Board in February 1997. Mr. Castleman decided not to stand for re-election at the Meeting. Accordingly, the Board currently consists of Messrs. Aburdene, Bolduc, Breen, Moore, Newton and Rudy. The Board held four (4) scheduled meetings and thirteen (13) special meetings in fiscal year 1996. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he served during 1996.

COMPENSATION OF DIRECTORS

         Effective as of July 1, 1996, the Board adopted the Brothers Gourmet Coffees, Inc. Board of Directors Compensation Policy (the "Director Compensation Policy"). Pursuant to the Compensation Policy, each non-employee director ("Non-Employee Director") is entitled to receive the following compensation: (1) $2,000 for each regular and special meeting of the Board that the director attends ("Board Meeting Fees"), (2) $500 for each regular and special meeting of each Board Committee that the director attends ("Committee Meeting Fees"), and (3) reimbursement for all reasonable and customary out-of-pocket expenses incurred by the director in connection with attending Board Meetings and Committee Meetings. Effective July 1, 1996, each director also receive a stock option grant covering 25,000 shares of Common Stock. Each option, which is subject to the terms of the Second Amended and Restated Stock Option Plan of the Company (the "Stock Option Plan"), will vest according to the following schedule: (a) 5,000 shares on December 31, 1996, (b) 10,000 shares on December 31, 1997 and (c) 10,000 shares on December 31, 1998; provided, however, that the director must be serving as a director on each vesting date in order for the tranche of options that is scheduled to vest on that date to vest. Each stock option has a term of ten (10) years and an exercise price of $3.375 per share.

         During fiscal 1996, the directors received the following compensation for serving as directors: (1) Mr. Aburdene - $8,000 in Board Meeting Fees, $500 in Committee Meeting Fees and a stock option covering 25,000 shares of Common Stock; (2) Mr. Bolduc - $10,000 in Board Meeting Fees, $500 in Committee Meeting Fees and a stock option covering 25,000 shares of Common Stock; (3) Mr. Castleman - $0 in Board Meeting Fees and $0 in Committee Meeting Fees (Mr. Castleman waived all Board Meeting Fees, Committee Meeting Fees and his stock option grant); and (4) Mr. Newton - $0 in Board Meeting Fees and $0 in Committee Meeting Fees (Mr. Newton waived his Board Meeting Fees, Committee Meeting Fees and his stock option grant). Mr. Breen is an employee of the Company, and, as such, was not eligible to participate under the Director Compensation Policy.

         Messrs. Moore and Rudy joined the Board after the end of fiscal 1996. On January 1, 1997, Mr. Moore received a stock option grant covering 20,000 shares of Common Stock (which represents a prorated portion of the 25,000 share option grant made to the directors who were members of the Board on July 1, 1996). Mr. Moore's stock option has a term of ten years and an exercise price of $2.625 per share. On February 27, 1997, Mr. Rudy received a stock option grant covering 18,384 shares of Common Stock (which represents a prorated portion of the 25,000 share option grant made to the directors who were members of the Board on July 1, 1996). Mr. Rudy's stock option has a term of term years and an exercise price of $3.75 per share.

         During fiscal year 1996, Dr. Boyer, a former director and officer, received payments totalling $133,333.33 in accordance with the terms of Dr. Boyer's consulting arrangement with the Company. See the Sections entitled "EXECUTIVE COMPENSATION -- CONSULTING ARRANGEMENTS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during fiscal year 1996 were Messrs. Bolduc and Castleman. None of the executive officers of the Company serves or served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during fiscal year 1996, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board.

                                EXECUTIVE OFFICERS

    The executive officers of the Company, together with their ages and business backgrounds, are as follows:

===============================================================================
      Name                   Age       Position(s) with the Company
      ----                   ---       ----------------------------
-------------------------------------------------------------------------------
Donald D. Breen              38        President, Chief Executive Officer,
                                       Chief Financial Officer, Treasurer
                                       and Director
-------------------------------------------------------------------------------
Terry M. Olson               36        Executive Vice President - Sales and
                                       Marketing
-------------------------------------------------------------------------------
Barry Bilmes                 50        Vice President - Finance and
                                       Administration
-------------------------------------------------------------------------------
Daniel J. Bruni              39        Vice President - Chief Information
                                       Officer
-------------------------------------------------------------------------------
Linda Pennington             43        Vice President - Operations
===============================================================================

    See the Sections "ELECTION OF DIRECTORS -- NOMINEES FOR ELECTION AS DIRECTORS " and "ELECTION OF DIRECTORS -- PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS HELD BY THE NOMINEES FOR DIRECTOR" above for information concerning Mr. Breen.

    TERRY M. OLSON has been Executive Vice President - Sales and Marketing since December 1994. From 1991 to 1994, Mr. Olson served in various marketing capacities for The Haagen-Dazs Company, Inc., a manufacturer and retailer of ice cream and frozen desserts, the most recent of which was Director of Marketing & Business Unit Leader for Ice Cream Products. From 1987 to 1991, Mr. Olson held various marketing positions with Kraft General Foods, Inc., a manufacturer of food products, the most recent of which was Brand Manager for the Specialty Products Division.

    BARRY BILMES has been Vice President - Finance and Administration since February 1996. From October 1994 through January 1996, Mr. Bilmes served as Controller of the Company. Prior thereto, from 1978 to 1993, Mr. Bilmes served in various financial capacities for Weight Watchers International, Inc., a provider of weight loss products and services, the most recent of which was Controller and Treasurer.

    DANIEL J. BRUNI has been Vice President - Chief Information Officer since February 1996 and Chief Information Officer since October 1995. From 1991 to 1995, Mr. Bruni served in various MIS positions with Burger King Corporation, a retail fast food company, the most recent of which was Director of Application Systems.

    LINDA PENNINGTON has been Vice President - Operations since July 1996.
From 1994 through 1996, Ms. Pennington served as plant manager for Starbucks (a specialty coffee retailer and retail coffee store operator) at its Seattle and Kent, Washington, plants. From 1992 through 1994, Ms. Pennington served as plant operations manager at Nile Spice Foods in Fife, Washington. And, before joining Nile, she served as plant superintendent for Simplot in Quincy, Washington, from 1989 through 1992.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    The Compensation Committee currently consists of Messrs. Aburdene, Bolduc and Rudy. Throughout fiscal 1996, the Compensation Committee consisted of
Messrs. Bolduc and Castleman.   Messrs. Aburdene, Bolduc, Castleman and Rudy
are non-employee Directors and none of them is or ever has been an officer of the Company. The Committee is responsible for setting and administering the policies governing annual compensation of Company employees, including, but not limited to, executive officers, including cash compensation and stock options.

COMPENSATION POLICIES

    The Compensation Committee (the "Committee") did not materially change the basic compensation policies of the Company during fiscal 1996 from the policies that were in place in fiscal 1995. The goals of the Company's compensation program are, and continue to be, to attract and retain executive officers, motivate such officers to achieve the Company's business objectives and to contribute to the long-term success of the Company, foster teamwork and reward officers for the achievement of such goals. The Committee utilizes salary, performance-based bonuses and stock options to meet these goals.

    Specifically, the Committee seeks to:

         - provide rewards which are closely linked to Company, team and individual performance;

         - align the interests of the Company's employees with those of its stockholders through potential employee stock ownership; and

         - ensure that compensation and benefits are at levels which enable the Company to attract and retain high-quality employees.

    The Committee applies these objectives and policies to most employees through the availability of base salaries, performance-based cash incentive opportunities and stock option grants based upon earnings targets, increases in the Common Stock price, market share acquisition, significant corporate achievements and other subjective job performance criteria.

    The Committee has considered and will continue to consider the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in setting executive officer compensation. This section disallows a tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the Named Executive Officers (as defined below), unless compensation is performance-based. The compensation paid/accrued to the Named Executive Officers (as defined below) in fiscal year 1996 is fully deductible by the Company. The Company is not currently a party to any contractual arrangements with any current or former employees that would violate Section 162(m) or the excess parachute payment rules in Section 280G of the Code. The Committee will consider ways to maximize the deductibility of executive compensation while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance. As a result, the Company may from time to time pay compensation to executive officers that may not be deductible by the Company for federal income tax purposes. See the Section entitled "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS".

BASE SALARY AND BONUS

    Executive officer base salary and individual bonus awards are determined by reference to Company and individual performance for the previous fiscal year, based on a wide range of quantitative and qualitative measures, increases in stock price and internal earnings targets set before the start, or at the beginning, of each fiscal year. In addition to Company-wide measures of performance, the Committee considers those performance factors particular to each executive officer, the performance of the group or groups for which such officer had management responsibility and individual managerial accomplishments.

    The Committee relies heavily, but not exclusively, on these quantitative and qualitative measures in setting compensation for all officers and, in particular, the executive officers. The Committee also exercises subjective judgment and discretion in the light of these measures and in view of the Company's compensation objectives and policies described above to determine base salaries, overall bonus funds and individual bonus awards.


STOCK OPTIONS

    In addition to base salary and bonuses, the Committee utilizes stock options to motivate and retain executive officers. The Committee believes that this form of compensation closely aligns the officers' interests with those of stockholders and provides a major incentive to officers in building stockholder value. Options are granted in the Committee's discretion and are subject to vesting provisions to encourage officers to remain in the employ of the Company. Each executive officer receives stock options based upon that officer's relative position, responsibilities, performance during the previous fiscal year and anticipated performance in the upcoming year. The Committee also reviews the total holdings of the executive officers and the prior grants of options to the officers and other members of senior management, including the number of shares which continue to be subject to vesting under outstanding options, in setting the number of options to be granted to the executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    David Vermylen resigned as President and Chief Executive Officer of the Company on January 15, 1996, effective as of January 26, 1996. See the Section entitled "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS" for more information concerning the terms of Mr. Vermylen's Employment

Agreement and the Section entitled "EXECUTIVE COMPENSATION -- SEVERANCE ARRANGEMENTS" for more information concerning the terms of Mr. Vermylen's severance.

    Donald Breen assumed the positions of President and Chief Executive Officer of the Company on January 26, 1996. The Company entered into an Executive Employment Agreement with Mr. Breen, dated as of January 18, 1996 ("Mr. Breen's Employment Agreement"). Mr. Breen's Employment Agreement provides, among other things, for an annual base salary plus performance-based annual incentive bonuses, long-term incentive compensation and options to purchase Common Stock based upon the Company's performance and achievement of specified goals. In setting Mr. Breen's compensation under Mr. Breen's Employment Agreement, the Committee focused on Mr. Breen's anticipated contribution to the financial turnaround of the Company, his knowledge of Company operations and personnel, his experience in managing the Company's financial affairs, his experience in managing the Company's securities reporting responsibilities, his experience in managing the Company's credit facility, his involvement in the Company's sale of its retail operations, his ability to carry out the Company's mission statement, his involvement in the Company's quality control program, his involvement in the consolidation of the Company's wholesale operations, the compensation paid to Mr. Breen in his prior position as Executive Vice President, his continued service as Chief Financial Officer and Treasurer of the Company and the compensation paid to chief executive officers of similar companies, including certain companies included in the Standard and Poor's Midcap Food and Beverage Index, in the Company's industry. The terms of Mr. Breen's Employment Agreement, including the specific performance-based criteria upon which his compensation is based, are set forth in the Section entitled "EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS".

    This report for fiscal year 1996 has been provided by the following members of the Committee:

              J.P. Bolduc
              Peter M. Castleman

    The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such statutes.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation accrued/paid by the Company during the periods indicated for services rendered to the Company and its subsidiaries by the Company's Chief Executive Officer(s) and the four highest paid executive officers other than the Chief Executive Officer(s) (the "Named Executive Officers").

                                           ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                  -----------------------------------    ---------------------------
                                                                                          SECURITIES
                       FISCAL                            OTHER ANNUAL     RESTRICTED      UNDERLYING    ALL OTHER
                        YEAR      SALARY      BONUS      COMPENSATION    STOCK AWARD(S)     OPTIONS    COMPENSATION
                       ------     --------   --------    ------------    --------------   ----------   ------------
David B. Vermylen       1996      $ 23,077   $    -0-      $  484(10)          -0-            -0-         $    -0-
Former President and    1995       121,154    100,000       2,273              -0-            -0-         $156,635
Chief Executive         1994           N/A        N/A         N/A              N/A            N/A              N/A
Officer(1)

Donald D. Breen         1996      $227,176   $    -0-      $9,713(11)          -0-        100,000(17)     $ 15,613(18)
President, Chief        1995       175,000   $ 87,500         -0-              -0-         75,000(17)       35,000
Executive Officer,      1994           N/A        N/A         N/A              N/A            N/A              N/A
Executive Vice
President, Chief
Financial Officer and
Treasurer(2)

Terry M. Olson          1996      $187,116   $    -0-      $7,034(12)          -0-        75,000(17)      $    -0-
Executive Vice          1995       160,000   $ 80,000         -0-              -0-           -0-               -0-
President - Sales and   1994        24,000        -0-         -0-              -0-        75,000(17)           -0-
Marketing(3)

Barry Bilmes            1996      $108,500   $    -0-      $6,991(13)          -0-        25,000(17)      $    -0-
Vice President -        1995           N/A        N/A         N/A              N/A           N/A               N/A
Finance and             1994           N/A        N/A         N/A              N/A           N/A               N/A
Administration(4)

Daniel J. Bruni         1996      $112,385   $ 16,000(9)   $6,780(14)          -0-        25,000(17)           -0-
Vice President -        1995           N/A        N/A         N/A              N/A           N/A               N/A
Chief Information       1994           N/A        N/A         N/A              N/A           N/A               N/A
Officer(5)

Linda Pennington        1996      $ 46,154   $  8,000(8)   $  555(15)          -0-        25,000(17)      $  9,873(18)
Vice President -        1995           N/A        N/A         N/A              N/A           N/A               N/A
Operations(6)           1994           N/A        N/A         N/A              N/A           N/A               N/A

James J. Falbo          1996      $ 54,182        -0-      $2,674(16)          -0-           -0-          $ 24,115(19)
Former Vice President - 1995        95,000   $ 28,500         N/A              N/A           N/A               N/A
Operations(7)           1994           N/A        N/A         N/A              N/A           N/A               N/A

-------------------
(1) Mr. Vermylen resigned as President and Chief Executive Officer of the Company effective January 26, 1996.

(2) Mr. Breen served as Executive Vice President, Chief Financial Officer and Treasurer throughout fiscal year 1995. Mr. Breen assumed the additional positions of President and Chief Executive Officer and resigned as Executive Vice President on January 26, 1996. Mr. Breen became a Named Executive Officer for the first time in fiscal year 1995.

(3) Mr. Olson became a Named Executive Officer for the first time in fiscal year 1995.

(4) Mr. Bilmes became a Named Executive Officer for the first time in fiscal year 1996.

(5) Mr. Bruni became a Named Executive Officer for the first time in fiscal year 1996.

(6) Ms. Pennington, who joined the Company in July 1996, became a Named Executive Officer for the first time in fiscal year 1996.

(7) Mr. Falbo became a Named Executive Officer for the first time in fiscal year 1995. Mr. Falbo left the Company in July 1996.

(8)   Consisting solely of a signing bonus.

(9)   Consisting of a guaranteed bonus.

(10)  The Company paid portion of Mr. Vermylen's health insurance coverage.

(11) Consisting of (a) the Company paid matching 401K plan contribution ($2,652), (b) financial services reimbursement ($1,250) and (c) the Company paid portion of life insurance, health insurance, accidental death and dismemberment and long term disability coverages ("Employee Benefits) ($5,811).

(12) Consisting of (a) the Company paid matching 401K plan contribution ($1,403) and (b) the Company paid portion of Employee Benefits ($5,631).

(13) Consisting of (a) the Company paid matching 401K plan contribution ($1,600) and (b) the Company paid portion of Employee Benefits ($5,391).


(14) Consisting of (a) the Company paid matching 401K plan contribution ($1,389) and (b) the Company paid portion of Employee Benefits ($5,391).

(15)  Consisting of the Company paid portion of Employee Benefits ($555).

(16)  Consisting of the Company paid portion of Employee Benefits ($2,674).

(17)  See "EXECUTIVE COMPENSATION - STOCK OPTION GRANTS" below.

(18)  Consisting solely of moving expenses.

(19)  Consisting solely of severance payments.

STOCK OPTION GRANTS

         Effective as of January 18, 1996, in connection with his appointment to the positions of President and Chief Executive Officer of the Company and in accordance with the terms of Mr. Breen's Employment Agreement (as defined above), Mr. Breen surrendered his existing option to acquire 75,000 shares of Common Stock (which had a remaining term of approximately nine (9) years and an exercise price of $10.25 per share) to the Company for cancellation and was granted a replacement option to acquire 100,000 shares of Common Stock (which vested in full on the date of grant, has a term of ten years from the grant date and has a new exercise price of $3.75 per share). See "EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENT" for information concerning the grant of stock options covering 75,000 shares on Common Stock to Mr. Breen in January 1997.

         Effective as of January 18, 1996, Mr. Olson surrendered his existing option to acquire 75,000 shares of Common Stock (which had a remaining term of approximately 9 years and an exercise price of $11.25 per share) to the Company for cancellation and was granted a replacement option to acquire 75,000 shares of Common Stock (which vested in full on the grant date, has a term of ten years from the grant date and has a new exercise price of $3.75 per share).

         On May 16, 1996, the Company granted to Mr. Bilmes an option to acquire 25,000 shares of Common Stock. The stock option has a ten-year term, is exercisable in five equal 20% annual tranches (the first tranche of which vested on the grant date) and has an exercise price of $3.625 per share. The second through fifth tranches of the Mr. Bilmes' stock option will only vest if certain annual performance targets are met.

         On July 8, 1996, the Company granted to Ms. Pennington an option to acquire 25,000 shares of Common Stock. The stock option has a ten-year term, is exercisable in five equal 20% annual tranches (the first tranche of which vested on the grant date) and has an exercise price of $3.56 per share. The second through fifth tranches of Ms. Pennington's stock option will only vest if certain annual performance targets are met.

         On May 16, 1996, the Company granted to Mr. Bruni an option to acquire 25,000 shares of Common Stock. The stock option has a ten-year term, is exercisable in five equal 20% annual tranches (the first tranche of which vested on the grant date) and has an exercise price of $3.625 per share. The second through fifth tranches of Mr. Bruni's stock option will only vest if certain annual performance targets are met.

         All of the stock options discussed above are incentive stock options (to the maximum extent permitted by law) and were granted under the Stock Option Plan.

         All of Mr. Vermylen's stock options expired (without any having been exercised) on the date of termination of his employment with the Company.


AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1996 AND STOCK OPTION VALUES AT DECEMBER 27, 1996

         The following table sets forth information concerning options to purchase Common Stock held by each of the Named Executive Officers during fiscal year 1996 and the value of their unexercised options at December 27, 1996. None of the Named Executive Officers exercised any options to purchase Common Stock during fiscal year 1996.

-------------------------------------------------------------------------------------------------
                                                Number of Securities          Value of
                                                    Underlying               Unexercised
                       Shares                       Unexercised              In-the-Money
                      Acquired                      Options at                Options at
                         on      Value           December 27, 1996        December 27, 1996(1)
                      Exercise  Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
                      --------  --------   -----------  -------------  -----------  -------------
-------------------------------------------------------------------------------------------------
David B. Vermylen ...    0         0                0             0         $0           $0
-------------------------------------------------------------------------------------------------
Donald D. Breen .....    0         0          100,000       100,000         $0           $0
-------------------------------------------------------------------------------------------------
Terry M. Olson ......    0         0           75,000        75,000         $0           $0
-------------------------------------------------------------------------------------------------
Barry Bilmes ........    0         0            5,000        20,000         $0           $0
-------------------------------------------------------------------------------------------------
Daniel Bruni ........    0         0            5,000        20,000         $0           $0
-------------------------------------------------------------------------------------------------
Linda Pennington ....    0         0            5,000        20,000         $0           $0
-------------------------------------------------------------------------------------------------
James J. Falbo ......    0         0              -0-           -0-         $0           $0
-------------------------------------------------------------------------------------------------

----------------
(1) The value of unexercised in-the-money options at December 27, 1996 is based upon the closing trading price for the Common Stock as reported on the Nasdaq Stock Market at December 27, 1996 ($2.625), less the exercise price per share of the options. All of the options listed in the table have exercise prices in excess of $2.625 per share.


EMPLOYMENT AGREEMENTS

         Mr. Vermylen assumed the position of President and Chief Executive Officer on July 20, 1995, which he held until he resigned on January 15, 1996, which resignation became effective on and as of January 26, 1996. Mr. Vermylen and the Company executed Mr. Vermylen's Executive Employment Agreement, dated as of July 31, 1995. Pursuant to Mr. Vermylen's Employment Agreement, during fiscal year 1996, Mr. Vermylen was paid base salary of $23,077 (i.e., $300,000 annual base salary prorated for the period January 1, 1996 through January 19,
1996). Mr. Vermylen earned no incentive bonuses or long-term incentive compensation in fiscal year 1996. Pursuant to Mr. Vermylen's Employment Agreement, Mr. Vermylen received an option to purchase 100,000 shares of Common Stock, which expired (without being exercised) on January 26, 1996. Mr. Vermylen's Employment Agreement also provided for other benefits, including life and medical insurance, long-term incentive compensation arrangements (none of which was earned in fiscal year 1996), the right to receive additional stock options in fiscal years 1997 and 1998 (which right terminated on January 26, 1996), a relocation allowance (which was paid in fiscal year 1995), a leased automobile (of which Mr. Vermylen did not avail himself), annual tax planning services (of which Mr. Vermylen did not avail himself), split dollar annuity retirement benefits (of which Mr. Vermylen did not avail himself), additional term life and disability income insurance (of which Mr. Vermylen did not avail himself) and payment of business expenses. Mr. Vermylen's Employment
Agreement contained provisions restricting Mr. Vermylen's use of the Company's confidential information, requiring assignment of inventions and patents to the Company and indemnifying Mr. Vermylen under specified circumstances. See the Section entitled "EXECUTIVE COMPENSATION -- SEVERANCE ARRANGEMENTS" for more information concerning the terms of Mr. Vermylen's severance arrangements with the Company.

         Mr. Breen assumed the additional positions of President and Chief Executive Officer and resigned his position as Executive Vice President on January 26, 1996, following Mr. Vermylen's resignation which, as discussed above, was effective as of the same date. Mr. Breen and the Company executed Mr. Breen's Employment Agreement, effective as of January 18, 1996.

         Pursuant to Mr. Breen's Employment Agreement, which expires on January 18, 1998, unless renewed pursuant to a consecutive one-year evergreen provision contained therein, Mr. Breen is to be paid an annual base salary of $250,000, subject to review by the Board, plus potential annual incentive bonuses and long-term incentive compensation if certain performance targets are achieved. Pursuant to Mr. Breen's Employment Agreement, at the time Mr. Breen executed his Employment Agreement, the Company (a) granted (on and as of January 18, 1996) an option to Mr. Breen to purchase 100,000 shares of Common Stock at a purchase price of $3.75 per share, which option is fully vested (Mr. Breen turned in his option to purchase 75,000 shares of Common Stock granted to him in December 1994 for cancellation) (the "1996 Option"), (b) granted Mr. Breen the right to receive an option to purchase an additional 75,000 shares of Common Stock in January 1997 (the "1997 Option") and (c) granted Mr. Breen the right to receive an option to purchase an additional 75,000 shares of Common Stock in January 1998 (the "1998 Option"). The 1996, 1997 and 1998 Options are ten-year options (from the date of grant of each option). The 1996 Option is fully vested. The 1997 Option and the 1998 Option are subject (a) to annual performance earn-out targets and (b) the earned options are subject to 5-year vesting schedules. The Company granted the 1997 Option to Mr. Breen on January 18, 1997. The purchase price under the 1997 Option is $3.1875 per share. Mr. Breen and the Compensation Committee are currently negotiating the performance earn-out target for the 1997 Option. The grant date for the 1998 Option is January 18, 1998. The purchase price under the 1998 Option will be determined on January 18, 1998. The performance earn-out target for the 1998 Option will be negotiated by Mr. Breen and the Company in 1998. Mr. Breen's Employment Agreement also provides for other benefits, including life and medical insurance, long-term incentive compensation arrangements (the terms of which are still being negotiated), a leased automobile, annual tax planning services, additional term life and disability income insurance and payment of business expenses. Mr. Breen's Employment Agreement contains severance arrangements and change of control arrangements which provide for payment to Mr. Breen of an amount equal to two times Mr. Breen's annual base salary, the vesting of certain unvested options and bonus payments prorated through the date of his termination of employment in the event of termination of Mr. Breen's employment with the Company other than for cause, Mr. Breen's death or Mr. Breen's disability. Mr. Breen's Employment Agreement also contains provisions restricting Mr. Breen's use of the Company's confidential information, requiring assignment of inventions and patents to the Company and indemnifying Mr. Breen under specified circumstances.

         In fiscal year 1996, Mr. Breen received $227,176 of base salary and a no bonus. In November 1996, the Compensation committee reviewed Mr. Breen's base salary and determined not to increase it at such time.

SEVERANCE ARRANGEMENTS

         In 1996, the Company paid (a) $190,000 of deferred severance payments to one (1) former executive officer (who was not a Named Executive Officer in fiscal year 1996) pursuant to severance arrangements entered into with such executive officer in fiscal year 1995 and (b) $24,115 of severance payments to one executive officer (who was a Named Executive Officer during fiscal year
1996) pursuant to severance arrangements entered into with such executive officer in fiscal year 1996. The Company does not have a formal severance policy for executive officers. With respect to the aforementioned former executive officer, the Board took into account the executive's position with the Company and relative contribution to the operation of the Company in rendering a subjective determination as to his severance compensation.


CONSULTING ARRANGEMENTS

         In accordance with the terms of Dr. Boyer's Employment Agreement, on July 20, 1995, Dr. Boyer exercised his right to convert his status with the Company from employee to consultant. In connection therewith, the Company agreed to retain Dr. Boyer, and Dr. Boyer agreed, to provide consulting services to the Company through December 31, 1997 regarding strategy, wholesale sales, national brand building and related business matters, provided that such services would not (a) exceed 40 weeks per year, (b) exceed 20 hours per week or
(c) require more than 20 days of travel per year. The Company agreed to pay Dr. Boyer $133,333.33 per year (quarterly in arrears, with the first payment due on October 31, 1995) for such consulting services, plus reimbursement of reasonable out-of-pocket expenses incurred by Dr. Boyer in performing such services.
During fiscal year 1996, the Company paid Dr. Boyer $133,333.33 for consulting services rendered by him. Dr. Boyer continues to hold the following options to acquire Common Stock: (a) an option, which will expire on December 31, 1997, to purchase 150,000 shares of Common Stock at a purchase price of $10.00 per share, which option is fully vested; (b) an option, which will expire on December 31, 1997, to purchase 112,500 shares of Common Stock at a purchase price of $14.57 per share, which option is fully vested; and (c) an option, which will expire on December 31, 1997, to purchase up to another 112,500 shares of Common Stock at a purchase price of $8.67 per share, which option is fully vested.


STOCK PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the Standard and Poor's Midcap Food and Beverage Index and the Nasdaq Stock Market Index (the "Indices") from the date of the IPO until the end of fiscal year 1996. The graph was prepared by the Company, and is based on information provided by Zacks Investment Research, Inc., Nasdaq and Standard and Poor's. The graph assumes an investment of $100 in each of the Company's Common Stock and the Indices on the date of the IPO.

                    / COMPARISON OF CUMULATIVE TOTAL RETURNS /




                                           12/09/93   12/31/93    12/30/94  12/29/95  12/27/96
                                           --------   ---------   --------  --------  --------
Brothers Gourmet Coffees, Inc.             $100.00    $ 83.33     $ 56.41   $ 18.13   $ 13.13
Nasdaq Stock Market Index                  $100.00    $102.01     $ 98.75   $138.17   $173.38
S & P Midcap Nonalcholic Beverage Index    $100.00    $107.02     $105.82   $188.73   $343.04

Total returns based on market capitalization and assumes reinvestment of dividends.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


PAYMENTS TO FORMER DIRECTORS AND OFFICERS

         In July 1995, Dr. Boyer resigned as President and Chief Executive Officer of the Company and converted to a consultant. See the Section entitled "EXECUTIVE COMPENSATION--CONSULTING ARRANGEMENTS" for more information concerning Dr. Boyer's consulting arrangement with the Company.

PAYMENTS TO LAW FIRMS

         During fiscal year 1996, the Company paid (1) approximately $123,040 for legal services and reimbursement of expenses to the law firm of Ballard Spahr Andrews & Ingersoll ("Ballard Spahr") and (2) approximately $107,912 for legal services and reimbursement of expenses to the law firm of Brownstein Hyatt Farber & Strickland, P.C. ("Brownstein Hyatt"). John L. Ruppert, the Secretary of the Company and Special Counsel to the Board, was a partner at Ballard Spahr until June 15, 1996, and has been a shareholder of Brownstein Hyatt since that date.

PAYMENTS TO FORMER LENDER/WARRANT HOLDER

         In May 1996, the Company entered into a new credit facility with Sanwa Business Credit Corporation ("SBCC") (the "New Credit Facility"). The Company used a portion of the proceeds from its New Credit Facility to repay the outstanding principal balance (and accrued and unpaid interest and fees) of its revolving credit facility with First Union Bank of North Carolina (the "Old Credit Facility"). The Old Credit Facility terminated upon its repayment. First Union is an affiliate of First Union Corporation, which owns 839,332 shares of non-voting Class B Common Stock which are convertible into shares of Common Stock.

CREDIT SUPPORT PAYMENTS

         In connection with the closing of the New Credit Facility, the Company, SBCC, Whitney and Mr. Bolduc (Whitney and Bolduc are referred to herein as the "Providers") entered into a Credit Support Facility, whereby the Providers agreed to provide $2.0 million of credit support (the "Credit Support"), in the form of letters of credit ("Letters of Credit"), for the Company's obligations under the New Credit Facility. Providing the Credit Support to SBCC was a condition to closing the New Credit Facility. Each Provider also entered into a Participation Agreement (the two agreements are substantially similar) with SBCC setting forth the parties' respective intercreditor rights and obligations in the event SBCC ever drew on the Letters of Credit. As payment for the Credit Support, the Company (i) paid each Provider $20,000 and (2) issued to each Provider (a) a warrant, dated as of May 29, 1996, to purchase 103,626 shares of Company Common Stock at an exercise price of $3.88 per share, which warrant was to vest in 4 equal tranches on May 29, 1996, September 29, 1996, January 29, 1997 and May 28, 1997, if any
obligations remained outstanding on the part of the Provider to SBCC on such vesting dates ("Warrant A") and (3) issued two additional warrants to the Providers entitling the Providers to acquire another 253,580 shares of Common Stock ("Warrants B and C"). The May 29, 1996 and September 29, 1996 tranches of Warrant A vested. The Credit Support Facility and the Participation Agreement terminated, and the January 1997 and May 1997 tranches of Warrant A and all of Warrants B and C expired, on the date the Company closed the Senior Subordinated Note transaction (which is discussed below).

BRIDGE FACILITY

         In September 1996, the Company and Siena Capital Partners, L.P. ("Siena"), entered into a $3 million Securities Purchase Agreement (the "Bridge Facility"). In December 1996, the Company repaid the full amount of the Bridge Facility, along with accrued and unpaid interest thereon, with the proceeds of the Senior Subordinated Note (which is discussed below). In connection with the execution of the Bridge Facility, the Company entered into a warrant agreement with Siena. Pursuant to the Warrant Agreement, the Company issued four (4) warrants with varying effective (and vesting) dates to Siena (the "Siena Warrants"). The first Warrant, which vested in full on September 20, 1996, covers 100,000 shares of Company Common Stock, has a 7-year term and an exercise price of $2.89 per share. The second, third and fourth Siena Warrants (covering an additional 180,000 shares of Common Stock) expired on the date the Company closed the Senior Subordinated Note transaction.

SENIOR SUBORDINATED NOTE

         In December 1996, the Company and Dilmun Financial Services ("Dilmun") entered into a $15 million Senior Subordinated Note Agreement (the "Senior Subordinated Note" transaction). The Company used a portion of the proceeds of the Senior Subordinated Note to repay the full amount of the Bridge Facility, along with accrued and unpaid interest thereon. In connection with the closing of the Senior Subordinated Note transaction, the Company:

         (i) paid a structuring fee, in the amount of $337,500, to Dilmun, and reimbursed Dilmun for certain costs and expenses;

         (ii) paid a debt placement fee, in the amount of $750,000, to Dabney Resnick Imperial, LLC, an affiliate of Siena and the Company's exclusive debt placement agent ("DRI"); and

        (iii) granted certain warrants to BIB Holdings (Bermuda) Ltd., an affiliate of Dilmun (the "BIB Warrants"), and DRI (the "DRI Warrants"), respectively.

         The principal terms of the BIB Warrants are set forth below:

         -- the BIB Warrant entitles BIB to purchase up to 1,245,000 shares (the "BIB Warrant Shares") of Common Stock, at an exercise price of $.25 per share (the "BIB Warrant").

         -- the BIB Warrant Shares vested/will vest according to the following schedule: (1) 265,600 BIB Warrant Shares vested on the closing date, (2) an additional 265,600 BIB Warrant Shares will vest on the first anniversary of the closing date (for a total of up to 531,200 BIB Warrant Shares) if the Senior Subordinated Note is not paid in full on or before that date, (3) an additional
              182,600 BIB Warrant Shares
              will vest on the second anniversary of the closing date (for a total of up to 713,800 BIB Warrant Shares) if the Senior Subordinated Note is not paid in full on or before that date,
              (4) an additional 166,000 BIB Warrant Shares will vest on the third anniversary of the closing date (for a total of up to 879,800 BIB Warrant Shares) if the Senior Subordinated Note is not paid in full on or before that date, (5) an additional
              182,600 BIB Warrant Shares will vest on the fourth anniversary of the closing date (for a total of up to 1,062,400 BIB Warrant Shares) if the Senior Subordinated Note is not paid in full on or before that date and (6) an additional 182,600 BIB Warrant Shares will vest on the fifth anniversary of the closing date
              (for a total of up to 1,245,000 BIB Warrant Shares) if the Senior Subordinated Note is not paid in full on or before that date.

         --   the term of the BIB Warrant is ten years from the grant date.

         -- the BIB Warrant requires the Company to reserve, to the extent it has a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available, 1,245,000 shares of Common Stock to issue to BIB upon exercise of the BIB Warrant. The BIB Warrant further provides that, if, at any time during the exercise period of the BIB Warrant BIB exercises the BIB Warrant but the Company does not have a sufficient number of authorized and unissued shares to issue upon such exercise, the Company share shall issue phantom shares of Common Stock ("Phantom Shares") to BIB in an amount equal to the number of BIB Warrant Shares the Company was unable to issue to BIB because the Company did not have a sufficient number of authorized and unissued shares to fully cover the BIB Warrant exercise. BIB has the right to sell the Phantom Shares to the Company for cash (the "Phantom Shares Payment") in an amount equal to the number of Phantom Shares being acquired upon exercise of the BIB Warrant multiplied by the difference between (1) the stated percentage (the "Stated Percentage") of the market price of the Common Stock as of the date of exercise (the "Market Price") less (2) the exercise price per share of Common Stock under the BIB Warrant. The Stated Percentage is determined according to the following schedule: (a) 110% of the Market Price in the case of any exercise during the first two years following the closing date,
              (b) 115% of the Market Price in the case of any exercise after the second anniversary of the closing date and before two and one-half years following the closing date, (c) 120% of Market Price in the case of any exercise after the date that is two and one-half years after the closing date and before three years following the closing date, (d) 125% of Market Price in the case of any exercise after the date that is three years after the closing date and before the date that is three and one-half years following the closing date and (e) 130% of Market Price in the case of any exercise after the date that is three and one-half years after the closing date and before the expiration of the BIB Warrant term. If the Company is unable, for any reason, to make a Phantom Share Payment in cash when due, the Company may deliver a senior subordinated promissory note to BIB (a "BIB Warrant Note") in lieu of such cash payment. A BIB Warrant Note will bear interest at the rate of 16% per annum and shall be due and payable (absent acceleration thereof in accordance with the terms of the Subordinated Loan Agreement) on December 26, 2002.

         -- the BIB Warrant Agreement provides BIB with certain piggyback registration rights and up to three demand registration rights during the term of the BIB Warrant. The BIB Warrant also provides BIB with certain anti-dilution protection, which is designed to preserve BIB's percentage ownership of Common Stock on a fully-diluted basis upon the occurrence of certain specified corporate restructuring events.

         In connection with the closing of the Senior Subordinated Note transaction, the Company and Brothers Warrant Holdings I, an affiliate of DRI, entered into a Warrant Agreement (the "DRI Warrant Agreement"), entitling DRI to acquire 400,000 shares of Common Stock at an exercise price of $3.4375 per share of Common Stock (the "DRI Warrant"). The DRI Warrant Agreement, which is fully vested, provides DRI with certain piggyback registration rights and one demand registration right during the term of the DRI Warrant.


                                CERTIFICATE AMENDMENT

         At the Meeting, the stockholders will be asked to approve an amendment to clause (i), Section A., of Article Fourth of the Restated Certificate of Incorporation of Brothers Gourmet Coffees, Inc. (the "Restated Certificate"), to increase the number of authorized shares of Common Stock to 25,000,000 (the "Certificate Amendment"). The Board approved the Certificate Amendment on February 27, 1996. The Board recommends a vote "FOR" the approval of the Certificate Amendment. Unless contrary instructions are given, the shares represented by properly executed proxies will be voted "FOR" the Certificate Amendment.

         The aggregate number of shares of Common Stock currently authorized by the Restated Certificate is 15,000,000. As of the record date, there were a total of 10,362,605 shares of Common Stock outstanding and another 6,459,648 shares of Common Stock subject to outstanding warrants, options and other obligations, consisting of the following: (1) 2,994,648 shares of Common Stock were subject to outstanding warrants, (2) 1,050,000 shares of Common Stock were reserved for issuance under the Company's Amended Stock Option Plan (options covering a total of 648,017 shares of Common Stock were outstanding and/or exercised), (3) 575,000 shares of Common Stock were reserved for issuance upon the exercise of stock options granted outside of the Amended Stock Option Plan and (4) 1,840,000 shares of Common Stock were reserved for issuance pursuant to the Stipulation of Settlement in the Class Action (see "PROPOSED SETTLEMENT OF THE SECURITIES CLASS ACTION AND DERIVATIVE CLASS ACTION" below). Accordingly, the total number of shares of Common Stock currently outstanding and reserved for issuance pursuant to outstanding options, warrants and other obligations exceeds the number of shares of Common Stock authorized by the Restated Articles by approximately 1,822,253. If all of the warrants and options described above are exercised and assuming that the Settlement of the Class Action receives final court approval, the Company will not have sufficient shares of Common Stock to meet its legal obligations thereunder.

         The Board, after due deliberation, has determined that it is in the best interests of the Company to increase the number of shares of Common Stock to 25,000,000 in order to ensure that the Company has a sufficient number of authorized shares of Common Stock to (1) meet the Company's current warrant and option obligations, (2) fund the Common Stock component of the Class Action settlement and (3) provide the Company with the flexibility in the future to issue shares of Common Stock as compensation to deserving employees, as consideration for acquisitions in the event the opportunity to make one or more such acquisitions becomes available to the Company and to attract other equity investment capital.

         Section A. of Article Fourth of the Restated Certificate currently provides that:

         "The aggregate number of shares which the Company shall have authority to issue is 27,000,000, consisting of (i)
         15,000,000 shares of Common Stock, par value $.0001 per
         share ("Common Stock"), . . . ."

         Following approval of the Certificate Amendment, Section A. of Article Fourth of the Restated Certificate shall read as follows:

         "The aggregate number of shares which the Company shall have authority to issue is 37,000,000, consisting of (i) 25,000,000 shares of Common Stock, par value $.0001 per share ("Common
         Stock"), . . . . "

         Following the approval of the Certificate Amendment, the Restated Certificate, as amended by the Certificate Amendment, shall remain in full force and effect.


                  PROPOSED SETTLEMENT OF THE SECURITIES CLASS ACTION
                             AND DERIVATIVE CLASS ACTION

SHAREHOLDER CLASS ACTION

         In October 1995, three stockholders filed separate lawsuits against the Company, certain of its present and former directors and officers, certain stockholders and one of the underwriters in the Company's initial public offering. In early 1996, all three lawsuits were consolidated into a single action entitled IN RE: BROTHERS GOURMET COFFEES, INC. SECURITIES LITIGATION, Consolidated Case No. 95-8584-CIV-RYSKAMP, In the United States District Court, Southern District of Florida, Northern Division (the "Shareholder Class Action"). The Shareholder Class Action, which was brought on behalf of the named plaintiffs in the original three individual lawsuits and all other persons who bought Company common stock between December 9, 1993 and May 16, 1995 (the "Class Action Period"), alleged violations of the federal securities laws on the part of the defendants in connection with the initial public offering of the Company's common stock (the "IPO") and certain securities filings, announcements, press releases and analysts' reports at the time of the IPO and subsequent thereto.

         In January 1997, all of the parties to the Securities Class Action executed a definitive Stipulation of Settlement (the "Stipulation of Settlement"). On January 27, 1997, the court issued an order preliminarily approving the proposed settlement. The principle financial terms of the proposed settlement are as follows: (1) the defendants will pay to the plaintiff class $3.0 million in cash, and the Company will transfer to the plaintiff class a minimum of 1,840,000 shares of the Company's freely tradeable common stock (based on an average trading price of $2.989 per share), (2) if the average trading price of the Company's common stock on the 20 days preceding the final hearing to approve the settlement is less than $2.989 per share, the Company will issue additional shares to the plaintiff class in an amount so that the shares issued have an aggregate value of not less than $5,500,000 (however, the aggregate number of shares issued to the plaintiff class will not exceed 2,750,000 shares), (3) the parties will enter into mutual general releases and (4) the Shareholder Class Action (and the Derivative Action, see "SHAREHOLDER DERIVATIVE ACTION" below) will be dismissed.

         Notice of the proposed settlement was mailed to all plaintiff class members on February 7, 1997. The deadline for such class members to file objections to the proposed settlement, and/or to elect out of the class, is March 19, 1997. The final hearing on the settlement is scheduled for April 4, 1997.

         The cash portion of the settlement is fully funded. The Company's insurance carrier and other defendants transferred $3.0 million to the settlement fund (and, assuming the proposed settlement receives final approval, the insurance carrier has been released and dismissed from the case). The Company will fund the stock component of the settlement promptly after the final hearing on April 4, 1997 (assuming the settlement receives final approval).

SHAREHOLDER DERIVATIVE ACTION

    In October 1995, a stockholder filed a derivative action against certain of the present and former officers and directors of the Company. The lawsuit is entitled LOWELL J. KATT, DERIVATIVELY ON BEHALF OF NOMINAL DEFENDANT, BROTHERS GOURMET COFFEES, INC., PLAINTIFF V. DENNIS L. BOYER, J.P. BOLDUC, PETER M. CASTLEMAN, RAY E. NEWTON, III, ELIAS F. ABURDENE, THOMAS V. BONOMA, ADRIAN J. SLYWOTSKY, SAMUEL R. BOYER, JERRY HOLLAND, DON BREEN, MICHAEL CARLIN, KEVIN J. LEARY AND ROBERT C. SPINDLER, DEFENDANTS, V. BROTHERS GOURMET COFFEES, INC., NOMINAL DEFENDANT, CL 95-8275AB, In the Circuit Court of Palm Beach County, Florida, Fifteenth Judicial Division (the "Shareholder Derivative Action").

    The plaintiff in the Shareholder Derivative Action asserted breach of fiduciary duty claims, waste of corporate assets and seeking declaratory relief and damages against the defendants. The complaint in the Shareholder Derivative Action was served on the Company in January 1996. In March 1996, at the Company's request, the plaintiff agreed to stay all proceedings in the Shareholder Derivative Action pending resolution of the Shareholder Class Action.

    The plaintiff in the Derivative Action has agreed to settle his claims and is a party to the Stipulation of Settlement. The principle terms of the proposed settlement are as follows: the Company has agreed to use its reasonable best efforts (a) to appoint a new non-employee member to its Board of Directors on or before April 30, 1997 (which it has done), (b) to continuously maintain thereafter at least a majority on non-employee members on its Board of Directors and on its Audit, Finance and Compensation Committees (which it has done) and (c) unless approved by unanimous action of the Board of Directors, to neither enter into any new employment agreement or consulting agreement with any person who prior to October 22, 1996 was a former employee Board member nor renew or extend the term of any existing consulting arrangement with any such former employee Board member beyond its stated termination date. These arrangements are to remain in place until the earlier of the date upon which the Company no longer has any class of securities registered under the Securities and Exchange Act of 1934 or 5 years from the date of the Stipulation of Settlement.


         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Exchange Act requires the directors and certain officers of the Company and beneficial owners of more than ten percent (10%) of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and the representations made by such persons to the Company, the Company believes that during fiscal year 1996 its directors, officers and ten percent beneficial owners complied with all filing requirements under Section 16(a) of the Exchange Act, with the exception of (1) Mr. Aburdene, who filed one late report and reported one late transaction and (2) Mr. Bolduc who filed one late report and reported four late transactions.

                        RELATIONSHIP WITH INDEPENDENT AUDITORS


         The Company has selected the firm of Ernst & Young LLP to serve as its independent auditors for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                                STOCKHOLDER PROPOSALS


         Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Secretary of the Company at the Company's principal office in Boca Raton, Florida, prior to December 31, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals must be in writing and sent via registered, certified or express mail. Facsimile or other forms of electronic submissions will not be accepted.


                               SOLICITATION OF PROXIES


         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or telegraph by directors, officers or employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K


         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 1996 (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULE THERETO, BUT EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.



                             By Order of the Board of Directors of Brothers Gourmet Coffees, Inc.,


                             JOHN L. RUPPERT
                             SECRETARY


         THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                         BROTHERS GOURMET COFFEES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 15, 1997

          The undersigned stockholder(s) of Brothers Gourmet Coffees, Inc., a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints John L. Ruppert, Esq., and Donald D. Breen and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of the Company which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at the Deerfield Beach Hilton, Hillsboro Executive Center North, 100 Fairway Drive, Deerfield Beach, Florida 33441, on Thursday, May 15, 1997, at 10:00 a.m., Eastern Daylight Time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters described on the reverse side:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
--------------------------------------------------------------------------------

                                                                                                                       Please mark

                                                                                                                        your vote

                                                                                                                         as this

                                                                                                                             /X/
                           ____________
                              COMMON

 1.   ELECTION OF DIRECTORS                   Elias F. Aburdene, J.P. Bolduc, Donald D. Breen, James L. Moore, Jr., Ray E. Newton,
                                              III  and Raymond B. Rudy
      FOR       WITHHOLD
                AUTHORITY                     INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
      / /         / /                         ________________________________________________________________________

 2.   APPROVAL OF THE CERTIFICATE AMENDMENT

      FOR       AGAINST      ABSTAIN

      / /         / /          / /

                                                                This Proxy  is  solicited  on behalf  of  the Board  of  Directors.
 3.   To vote  on such other  business which                    Unless  otherwise specified,  the shares  will be  voted "FOR"  the
      may  properly  come  before  the  1997                    election of the nominees  for director.  This Proxy  also delegates
      Annual Meeting of Stockholders and any                    discretionary  authority to vote with respect to any other business
      and  all adjustments  or postponements                    which  may  properly   come  before  the  1997  Annual  Meeting  of
      thereof.                                                  Stockholders   and  any  and   all  adjournments  or  postponements
                                                                thereof.



                                                                THE  UNDERSIGNED  HEREBY  ACKNOWLEDGES RECEIPT  OF  THE  NOTICE  OF
                                                                ANNUAL  MEETING, PROXY  STATEMENT  AND  ANNUAL REPORT  OF  BROTHERS
                                                                GOURMET COFFEES, INC.



                                                                Dated: ________________________________, 1997

                                                                _____________________________________________
                                                                Signature of Stockholder

                                                                _____________________________________________
                                                                Signature of Stockholder

                                                                NOTE: Please date and sign this Proxy exactly as the names appear hereon.  When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such.  Proxies executed in the name of  a corporation should be signed  on
                                                                behalf of  the corporation  by a  duly authorized  officer.   Where
                                                                shares are  owned in  the name  of two  or more  persons, all  such persons should sign.

PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE


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